Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Municipal 2021 Target Term Fund:

We consent to the use of our report dated November 20, 2015 with respect to the financial statements of Nuveen Municipal 2021 Target Term Fund, included herein, and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on form N-2.

/s/ KPMG LLP
January 22, 2016
Chicago, Illinois